Exhibit 10.1

SATISFACTION AND RELEASE AGREEMENT

This SATISFACTION AND RELEASE AGREEMENT (the “Agreement”) is dated as of the 22nd day of November, 2017, by and between ARGOS THERAPEUTICS, INC., a Delaware corporation (“Argos”) and SAINT-GOBAIN PERFORMANCE PLASTICS CORPORATION, a California corporation (“SGPPL”).

Reference is made to that certain Development Agreement dated as of January 5, 2015, by and between Argos and SGPPL, as the same has been amended to date by the First Amendment dated as of December 31, 2015 and by the Second Amendment dated as of December 1, 2016 (as amended, the “Development Agreement”).

With respect to the Development Agreement, Argos and SGPPL hereby agree as follows:

1.       Argos and SGPPL hereby waive the automatic termination of the Development Agreement, retroactive to February 28, 2017, and agree that the Development Agreement therefore remains in full force and effect in accordance with its terms through its otherwise applicable termination date of December 31, 2017 (unless prior to such date the term is (a) mutually extended or terminated by written agreement of Argos and SGPPL or (b) terminated pursuant to the provisions of Section 9.3 of the Development Agreement).

2.       Argos and SGPPL hereby acknowledge and agree that the only payment obligations of Argos to SGPPL under the Development Agreement as of the date hereof are (a) the obligation to pay $4,008,253 under Section 3.5(f) of the Development Agreement (the “Deferred Payment Obligation”), (b) the obligation to pay interest on a $2,500,000 portion of the Deferred Payment Obligation from and after March 1, 2017 through the date of payment under Section 3.5(f)(4) of the Development Agreement (the “Interest Obligation”), and (c) the obligation to purchase $3,500,000 in product from SGPPL in 2017 in the form of “take or pay” under Section 3.5(h) of the Development Agreement (the “Purchase Obligation”).

3.       In full satisfaction of the Deferred Payment Obligation, the Interest Obligation, and the Purchase Obligation, Argos hereby agrees to make, issue, or deliver, to SGPPL, within two (2) days following the date hereof, the following:

(a)       a cash payment of $500,000, to be made by wire transfer in accordance with instructions to be provided by SGPPL to Argos (the “Cash Payment”);

(b)        689,995 shares of common stock of Argos (the “Initial Common Shares”);

(c)       an unsecured convertible promissory note in the original principal amount of $2,360,000, on the terms and in the form attached hereto as Exhibit A (the “Note”). The shares of common stock of Argos into which obligations under the Note may be converted in accordance with its terms are referred to herein as the “Additional Common Shares”; and

(d)       an executed Bill of Sale transferring, conveying and assigning all of its rights and ownership interests in and to the specific Listed Equipment, the Tooling and the Argos Provided Tooling and Equipment (as each of those terms are defined in the Development Agreement) and the other equipment required to produce Products (as that term is defined in the Development Agreement) listed on Exhibit A attached thereto (with such the Listed Equipment, the Tooling, the Argos Provided Tooling and Equipment such other equipment being collectively referred to herein as the “Transferred Equipment”), to SGPPL free and clear of all liens, claims and encumbrances (the “Bill of Sale”), and Argos agrees to take all such other actions as SGPPL may reasonably request to effectuate and perfect such transfer, conveyance, and assignment of the Transferred Equipment.

4.       The date on which the Cash Payment has been made, the Initial Common Shares have been issued, and the Note and Bill of Sale have been delivered shall be referred to herein as the “Effective Date.” Concurrently with the execution of this Agreement, Argos shall enter into a registration rights agreement with SGPPL, on the terms and in the form attached hereto as Exhibit B, with respect to the Initial Common Shares and any Additional Common Shares.

5.       Upon the Effective Date, all obligations and liabilities of Argos to SGPPL (whether contingent or noncontingent, liquidated or unliquidated, known or unknown for the Deferred Payment Obligation, the Interest Obligation and the Purchase Obligation (collectively, the “Payment Obligations”)), any and all defaults and breaches by Argos under the Development Agreement, and all claims and actions of SGPPL against Argos under or otherwise in respect of the Development Agreement relating to the Payment Obligations as of the date hereof are hereby and shall be deemed fully, forever, and irrevocably satisfied, waived, and released, and Argos shall not have any obligation or liability to SGPPL (whether contingent or noncontingent, liquidated or unliquidated, known or unknown) under or in respect of the Development Agreement for any such claim, action, or other event or circumstance arising on or before the date hereof. Without limiting the generality of the foregoing, upon the Effective Date, (a) no interest shall be due or payable under Section 3.5(f)(4) of the Development Agreement, and (b) Argos shall not be required to purchase any product from SGPPL under Section 3.5(h) of the Development Agreement.

6.       Upon the Effective Date, the obligation of SGPPL to transfer any or all of the Transferred Equipment under the Development Agreement shall be terminated and Argos shall have no further right in or to any of the Equipment.

7.       In order to effectuate the terms of the foregoing paragraphs 3, 4, 5 and 6of this Agreement, upon the Effective Date, each of Argos and SGPPL shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

8.       Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including without limitation paragraphs 4, 5 and 6 hereof) shall (a) affect any of the respective rights of Argos and SGPPL under Section 7 of the Development Agreement, (b) affect any of the respective rights or obligations of Argos or SGPPL in respect of the Supply Agreement (as defined in the Development Agreement), (c) affect any of the respective obligations, liabilities, claims, or actions of Argos or SGPPL in respect of the Development Agreement to the extent that such obligations, liabilities, claims, and actions (i) are not the Deferred Payment Obligation, the Interest Obligation, or the Purchase Obligation and (ii) first arise following the date of this Agreement, or (d) limit the rights of Argos or SGPPL under this Agreement.

9.       Notwithstanding any provision of this Agreement to the contrary, in the event that Argos is the subject of an Insolvency Proceeding before the date that is ninety-one (91) days after the date on which Argos has delivered to SGPPL all of the consideration required pursuant to this Agreement and the Note, (a) the release by SGPPL herein shall be null, void and without effect; (b) SGPPL shall retain any payment, any Initial Common Shares and any Additional Common Shares already received and the Transferred Equipment; and (c) SGPPL may file a lawsuit, assert a claim in the Insolvency Proceeding or take any other actions or assert any right or remedy in order to recover (x) the Aggregate Obligation Amount and (y) all interest that would have accrued with respect to the Aggregate Obligation Amount absent this Agreement, less the value of all payments, Initial Common Shares or Additional Common Shares already received by SGPPL and not recovered from SGPPL or otherwise avoided in the Insolvency Proceeding; provided that Argos shall retain all defenses and counterclaims in respect of any such lawsuit, and nothing herein shall be deemed any admission or agreement of any obligations of Argos to SGPPL. For purposes of this Paragraph 9, an Insolvency Proceeding is a proceeding, that has not been finally dismissed, in which (i) Argos files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors; (ii) an involuntary petition is filed against Argos under any bankruptcy statute or similar law now or hereafter in effect; or (iii) a custodian, receiver, or trustee (or similar official) is appointed to take possession, custody or control of a material portion of the property of Argos.

10.       As a condition to the issuance of the Initial Common Shares by Argos, SGPPL shall execute and deliver to Argos the representation letter attached hereto as Appendix A.

11.       To the extent necessary to implement the terms of this Agreement, the Development Agreement is hereby amended, provided that except as expressly amended hereby and except for the satisfaction, waiver, and release provisions hereof and their effect thereon, the Development Agreement shall otherwise remain in full force and effect in accordance with its terms and is hereby ratified and affirmed by Argos and by SGPPL.

IN WITNESS WHEREOF, Argos and SGPPL have executed this Agreement as of the first date written above.

ARGOS THERAPEUTICS, INC.		SAINT-GOBAIN PERFORMANCE
PLASTICS CORPORATION

By:	/s/ Richard Katz	By:	/s/ Marco Corrales
Name:	Richard Katz	Name:	Marco Corrales
Title:	Chief Financial Officer	Title:	V.P. Fluid Systems

APPENDIX A

Representation Letter

Date: November __, 2017

Argos Therapeutics, Inc.
4233 Technology Drive
Durham, North Carolina 27704

Attention: Chief Executive Officer

In order to induce Argos Therapeutics, Inc., a Delaware corporation (the “Company”), to issue and sell to the undersigned (the “Buyer”), 689,995 shares of Common Stock of the Company (the “Shares”), an unsecured convertible promissory note in the original principal amount of $2,360,000 (the “Note”), and shares of Common Stock of the Company issuable upon conversion of the Note (the “Conversion Shares,” and, together with the Shares and the Note, the “Securities”), the Buyer hereby represents, warrants and agrees that:

(a)                The Buyer is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b)               The Buyer is purchasing the Securities for its own account for investment purposes only, not for the account of any other person and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act or any rule or regulation under the Securities Act.

(c)                The Buyer had such opportunity as it deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Buyer to evaluate the merits and risks of its investment in the Company.

(d)               The Buyer has sufficient knowledge and experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Securities and to make an informed investment decision with respect to such purchase.

(e)                The Buyer can afford a complete loss of the value of the Securities and is able to bear the economic risk of holding the Securities for an indefinite period.

(f)                The Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

(g)               The Buyer has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

(h)               The Buyer understands and agrees that (i) the Securities have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act, (ii) the Securities cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least six months and even then will not be available unless the terms and conditions of Rule 144 are complied with, and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Securities and the Company has no obligation or current intention to register the Securities under the Securities Act.

(i)                 The Buyer acknowledges that a legend in substantially the following form will be placed on the Note and the certificate representing the Shares and the Conversion Shares:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended or (iv) such transfer is in compliance with Regulation S under the Securities Act of 1933, as amended. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the Securities Act of 1933, as amended.”

(j)       In connection with the acquisition of the Securities, the Buyer hereby joins in, and agrees to become a party to and be bound by the terms and conditions of that certain Registration Rights Agreement, dated as of the date hereof, as may be further amended and/or restated from time to time, by and among the Company and the Investors named therein, as an Investor thereunder.

Very truly yours,

By:
Name:
Title:

Please print or type name and address of Buyer:

Exhibit A

Form of Note

The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended OR (iv) such transfer is in compliance with Regulation S under the Securities Act of 1933, as amended. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the Securities Act of 1933, as amended.

Convertible Promissory Note

$2,360,000.00	November __, 2017 (the “Issue Date”)
CPN-1	Durham, North Carolina

For value received, Argos Therapeutics, Inc., a Delaware corporation with an address at 4233 Technology Drive, Durham, NC 27704 (the “Company”), promises to pay to Saint-Gobain, Performance Plastics Corporation, a California corporation, with an address at 20 Moores Road, Malvern, PA 19355 (the “Holder”), the principal sum of Two Million Three Hundred Sixty Thousand Dollars ($2,600,000.00), together with interest at the rate of six percent (6.0%) per annum. Interest shall commence on the Issue Date and shall continue and accrue daily at the applicable rate on the outstanding principal amount until paid in full or converted in accordance with this note (the “Note”). Interest shall compound quarterly on each March 31, June 30, September 30 and December 31. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Accrued and unpaid interest that has not been converted or reduced in accordance herewith shall be paid by the Company to the Holder in cash on the Maturity Date.

This Note is subject to the following terms and conditions:

1.	Maturity. Unless earlier converted, reduced, or repaid (as applicable) as provided herein, all outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) shall be due and payable in cash or, in accordance with Section 5(a)(i), shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), on September 30, 2020 (as such date may be accelerated in accordance herewith, the “Maturity Date”).

2.	Scheduled Repayments; Conversion at the Option of the Company.

(a)                The Company will make quarterly installment payments (“Debt Service Payments”) as follows:

(i) For each of the fiscal quarters ending December 31, 2017 and March 31, 2018, the Company shall pay to the Holder an aggregate amount of up to $340,000 consisting of:

(1) cash in the amount of $200,000, and

(2) if the Scheduled Conversion Conditions are met as of the corresponding Scheduled Payment Date (defined below), Common Stock, with the number of shares of Common Stock, being equal to the quotient determined by dividing (A) a dollar value of $140,000 by (B) the Fair Market Value of Common Stock as calculated on the Scheduled Payment Date or, if the Scheduled Conversion Conditions are not met solely because the Fair Market Value Condition is not met, cash in the amount of $120,000.

(ii) For each of the fiscal quarters ending June 30, 2018 and September 30, 2018, the Company shall pay to the Holder an aggregate amount of up to $245,000 consisting of:

(1) cash in the amount of $125,000, and

(2) if the Scheduled Conversion Conditions are met as of the corresponding Scheduled Payment Date, shares of Common Stock, with the number of shares of Common Stock being equal to the quotient determined by dividing (A) a dollar value of $120,000 by (B) the Fair Market Value of Common Stock as calculated on the Scheduled Payment Date or, if the Scheduled Conversion Conditions are not met solely because the Fair Market Value Condition is not met, cash in the amount of $60,000.

(iii) For each of the fiscal quarters ending Dec 31, 2018 and March 31, 2019, the Company shall pay to the Holder an aggregate amount of up to $220,000 consisting of:

(1) cash in the amount of $100,000, and

(2) if the Scheduled Conversion Conditions are met as of the corresponding Scheduled Payment Date, shares of Common Stock, with the number of shares of Common Stock being equal to the quotient determined by dividing (A) a dollar value of $120,000 by (B) the Fair Market Value of Common Stock as calculated on the Scheduled Payment Date or, if the Scheduled Conversion Conditions are not met solely because the Fair Market Value Condition is not met, cash in the amount of $60,000.

(iv) For each of the fiscal quarters ending June 30, 2019 through June 30, 2020, the Company shall pay to the Holder an amount of $100,000 payable in cash.

Debt Service Payments made by the Company, whether in cash or in Common Stock, shall reduce the amounts due under this Note, provided that in the case of Debt Service Payments actually made in Common Stock, the amount of such reduction shall be the dollar value equivalent of the shares of Common Stock issued (that is, $140,000 in the case of clause (a)(i)(2), $120,000 in the case of clause (a)(ii)(2) and $120,000 in the case of clause (a)(iii)(2)).

(b)               Debt Service Payments for any fiscal quarter shall be made on the last business day of such fiscal quarter (each such date, a “Scheduled Payment Date”).

(c) “Scheduled Conversion Conditions” means, with respect to any Debt Service Payment, (i) the Fair Market Value of the Common Stock on the business day immediately prior to the applicable Scheduled Payment Date is equal to or greater than the Fair Market Value of the Common Stock on the date prior to the date of this Note, which the Holder and the Company agree is $0.2029 (subject to adjustment for stock splits, dividends, recapitalizations and other similar events affecting the Common Stock) (the “FMV Condition”), (ii) the Common Stock is then listed for trading on The NASDAQ Stock Market LLC or on another recognized national United States securities exchange, (iii) the resale of the shares of Common Stock issuable under this Note is then covered by an effective registration statement filed with the U.S. Securities and Exchange Commission such that the Holder shall be entitled to immediately resell all of the Common Stock payable on the Scheduled Payment Date and (iv) the Company certifies in writing to the Holder that it is not then contemplating an Allowed Delay (as defined in the Registration Rights Agreement (as defined below)).

(d) “Fair Market Value” means as of any particular date: (a) if the Common Stock is listed for trading on The NASDAQ Stock Market LLC or another recognized national United States securities exchange, the closing price of the Common Stock as reported on such exchange as of the applicable date; or (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on such exchange at the end of such day; in each case, averaged over five (5) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that the term “Business Day” as used in this sentence means days on which such exchange is open for trading.

(e) Notwithstanding anything to the contrary in Section 2(a), the Holder shall not be required to accept any portion of any Debt Service Payment in shares of Common Stock to the extent that the conversion of such portion of such Debt Service Payment into shares of Common Stock would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon conversion of such Debt Service Payment) following such conversion, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 9.9% of the combined voting power of all of the securities of the Company then outstanding following such conversion.

3. Events of Default; Conversion at the Holder’s Option upon Event of Default.

(a) An “Event of Default” shall occur if (i) the Company fails to pay any and all unpaid principal, accrued and unpaid interest and all other amounts owing under the Note when due and payable pursuant to the terms of this Note, provided, however, that an Event of Default shall not be deemed to have occurred on account of a failure to pay due solely to an administrative or operational error of any depositary institution that is crediting by ACH or wiring such payment if the Company had the funds to make the payment when due and payment is received by the Holder within two (2) business days following the Company’s knowledge of such failure to pay; (ii) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors; (iii) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; (iv) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 that are not covered by insurance or an indemnity from a creditworthy party are rendered against the Company and/or any of its subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; (v) the Company fails to pay, when due, giving effect to any applicable grace period, any payment with respect to any indebtedness in excess of $1,000,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $1,000,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder; (vi) there exists any circumstances or events that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations or financial condition of the Company or any of its subsidiaries, individually or in the aggregate; or (vii) the Company breaches any other material term of this Note (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the earlier of the date on which the Holder has given written notice of such breach to the Company and the date on which the Company has given written notice of such breach to the Holder). The Company shall provide prompt written notice to the Holder upon becoming aware that it is in material breach of this Note.

(b) Notwithstanding anything in this Note to the contrary, at the option and upon the declaration of the Holder and upon written notice to the Company, all outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) (the “Default Amount”) shall be accelerated and shall become due and payable in cash upon an Event of Default other than an Event of Default described in clause (a)(ii) or (a)(iii); provided that all obligations under this Note, including without limitation all principal and all accrued and unpaid interest, shall be accelerated, and shall be immediately and automatically due and payable in cash without any notice to the Company or other action, upon the occurrence of any Event of Default described in clause (a)(ii) or (a)(iii).

(c) Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, elect to convert all or any part of the Default Amount into shares of Common Stock pursuant to the terms of Section 5.

4. Rights Upon Fundamental Transaction.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the Registration Rights Agreement in accordance with the provisions of this Section 4(a), including agreements to deliver to the Holder in exchange for such Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount then outstanding and the interest rate of the Note held by the Holder, having similar payment and conversion rights as this Note and having similar ranking to this Note, and satisfactory to the Holder and (ii) the Successor Entity (including its parent entity) is a publicly-traded corporation whose common stock is quoted on or listed for trading on a national securities exchange. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the Registration Rights Agreement with the same effect as if such Successor Entity had been named as the Company herein.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) business days nor later than ten (10) business days prior to the consummation of a Change of Control set to occur on any date prior to the date that is seventy-five (75) days prior to the Maturity Date (the “Change of Control Date”), the Company shall deliver written notice of the Change of Control to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the delivery by the Holder to the Company of written notice of a Change of Control if the Holder has become aware of a Change of Control and the Company has not provided the Change of Control Notice to the Holder (a “Holder Notice”) and ending on the later of twenty (20) business days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or Holder Notice, the Holder may require the Company to redeem or convert (at the election of the Holder) all or any portion of this Note (up to the Maximum Change of Control Conversion Amount) by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the amount of outstanding principal (plus all accrued and unpaid interest) under the Note that the Holder is electing to redeem and/or convert (up to the Maximum Change of Control Conversion Amount with respect to any conversion), as the case may be. The portion of this Note subject to redemption/conversion pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the principal amount and accrued and unpaid interest thereon and on the interest related thereto (i) in cash, or (ii) at the election of the Holder, subject to the conversion provisions herein, in Common Stock in accordance with Section 5, provided that the amount to be converted under this clause (ii) shall not exceed the Maximum Change of Control Conversion Amount (“Change of Control Redemption Price”), and in each case such consideration shall be delivered to the Holder (x) prior to or concurrently with the consummation of such Change of Control if the Change of Control Redemption Notice is received prior to the consummation of the Change of Control or (y) within 10 days of receipt of the Change of Control Redemption Notice if such notice is received after the consummation of the Change of Control. For the avoidance of doubt, the Holder may demand that none or any amount up to all of the Maximum Change of Control Conversion Amount portion of the Change of Control Redemption Price be paid in Common Stock and that the remainder portion of the Change of Control Redemption Price be paid in cash.

(c) “Maximum Change of Control Conversion Amount” means, as of any date prior to the Maturity Date that is a Change of Control Date, fifty percent (50%) of the remaining outstanding principal and any accrued but unpaid interest under this Note on such Change of Control Date.

(d) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its direct or indirect, wholly-owned subsidiaries with or into any of the foregoing persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly-traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its subsidiaries.

(e) “Fundamental Transaction” means that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other person, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or the subsidiaries of the Company as a whole to any other person, or (C) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(f) “Successor Entity” means the person (or, if so elected by the Holder, the parent entity of such person) formed by, resulting from or surviving any Fundamental Transaction or the person (or, if so elected by the Holder, the parent entity of such person) with which such Fundamental Transaction shall have been entered into.

(g) “Voting Stock” of a person means capital stock of such person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

5. Mechanics and Effect of Conversion.

(a) Conversion. The Holder shall be entitled to convert (i) all or any part of the remaining outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) effective upon the Maturity Conversion Time, if the Holder has delivered a valid Maturity Conversion Notice within the required time period (whether or not the Company is prepared to pay, or has tendered payment of, all outstanding principal and any accrued but unpaid interest under this Note in cash on the Maturity Date), (ii) all or any part of the then outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) if any Event of Default has occurred or (iii) all of part of the then outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized), but not to exceed the Maximum Change of Control Conversion Amount, if a Change of Control occurs in one or a series of related transactions and the Holder has a redemption right under Section 4(b) of this Note, in each case of the foregoing clauses (i), (ii), or (iii), into validly issued, fully paid and non-assessable shares of Common Stock in accordance with this Section 5, at the Conversion Rate. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would otherwise result in the issuance of a fraction of a share of Common Stock, then the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 5(a) shall be determined by dividing (i) such Conversion Amount by (ii) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid interest with respect to (A) such portion of the principal and (B) the accrued and unpaid interest related thereto.

(ii) “Conversion Price” means, as of the Maturity Conversion Time (as defined below) or any Conversion Time (as defined below) or other date of determination, $0.50 per share (the “Conversion Price”). For the avoidance of doubt, the Conversion Price shall be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period as set forth in Section 5(e). Notwithstanding anything to the contrary herein, in no event shall the Conversion Price be adjusted such that it shall be lower than the par value of the Common Stock then in effect.

(c) Effectiveness of Conversion. Upon conversion of the Conversion Amount, the Company will be forever released from all of its obligations and liabilities under this Note with respect to such Conversion Amount.

(d) Notice of Conversion. In order for the Holder to elect to convert the Conversion Amount into shares of Common Stock pursuant to clause (i) of Section 5(a), such Holder shall (i) provide written notice to the Company at the principal office of the Company during the seventy-five (75)-day period prior to the Maturity Date that such Holder elects to convert the Conversion Amount, which notice shall identify the amount of the principal and interest to be converted and, if applicable, any event on which such conversion is contingent (a “Maturity Conversion Notice”), and (ii) if such Holder elects to convert all of the remaining outstanding principal amount and interest of this Note, surrender this Note (or, if the Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company or any transfer agent of the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company no later than two business days following the Maturity Date. The close of business on the Maturity Date shall be the time of conversion (the “Maturity Conversion Time”), and the shares of Common Stock issuable upon conversion of this Note shall be deemed to be outstanding of record as of such date; provided, however, that if the Maturity Conversion Notice specifies any event on which such conversion is contingent, such event has not occurred on or prior to the Maturity Date and the Company has tendered cash payment of all outstanding principal and any accrued but unpaid interest under this Note on the Maturity Date, then such contingency will be deemed not satisfied, the conversion will not occur and Company shall pay the outstanding principal amount under this Note, including any accrued but unpaid interest, in cash on the Maturity Date. The Company shall at the Maturity Conversion Time, issue and deliver to the Holder a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. As to any amount of this Note that was not converted into Common Stock, the Company shall pay such amount on the Maturity Date together with any accrued but unpaid interest under this Note. In order for the Holder to elect to convert the Conversion Amount into shares of Common Stock pursuant to clause (ii) or (iii) of Section 5(a), such Holder shall (x) provide written notice to the Company at the principal office of the Company that such Holder elects to convert the Conversion Amount, which notice shall identify the amount of the principal and interest to be converted and, if applicable, any event on which such conversion is contingent and (y) if such Holder elects to convert all of the remaining outstanding principal amount and interest of this Note, surrender this Note (or, if the Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company or any transfer agent of the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company. The close of business on the date of receipt by the Company of such notice and this Note (or lost note affidavit and agreement), if applicable, shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of this Note shall be deemed to be outstanding of record as of such date; provided, however, that if the notice of conversion specifies any event on which such conversion is contingent, then the Conversion Time shall not occur until such event(s) occur(s). The Company shall, as soon as practicable, and in no event more than two business days after the Conversion Time, issue and deliver to the Holder a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a note representing the amount of this Note that was not converted into Common Stock.

(e) Adjustments for Changes in Capital Stock. If the Company (i) pays a dividend in shares of Common Stock to holders of Common Stock; (ii) subdivides outstanding shares of Common Stock into a greater number of shares; (iii) combines outstanding shares of Common Stock into a smaller number of shares; (iv) pays a dividend on shares of Common Stock in shares of capital stock other than Common Stock or makes a distribution on Common Stock in shares of capital stock other than Common Stock; or (v) issues by reclassification of shares of Common Stock any shares of its capital stock, then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder thereafter converting the Conversion Amount may receive the number of shares of capital stock of the Company that such Holder would have owned immediately following such action if the Holder had converted the Conversion Amount immediately prior to such action.

For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the Holder, upon conversion of the Conversion Amount, may receive shares of two or more classes of capital stock of the Company, then the Board of Directors of the Company shall determine in good faith the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the Conversion Price of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock contained in this Section 5(e).

(f) Fractional Shares. No fractional shares of the Common Stock will be issued upon conversion of this Note. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, then the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(g) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 5 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment. If the Company takes any action affecting the Common Stock other than as described above that adversely affects the Holder’s rights under this Note, then the Conversion Price shall be adjusted downward and the number of shares of Common Stock issuable upon conversion of the Conversion Amount shall be adjusted upward in such a manner that the aggregate Conversion Price of this Note is unchanged.

(h) Notice of Certain Transactions. If (i) the Company takes any action that would require an adjustment in the Conversion Price or (ii) there is a proposed dissolution or liquidation of the Company, then the Company shall provide the Holder written notice stating any such proposed transaction and stating any such proposed record or effective date, as the case may be, at least ten (10) business days before such date. Failure to provide written notice or any defect in such notice shall not affect the validity of any transaction referred to in this Section.

(i) Notice of Adjustment. Whenever the number of shares to be issued upon conversion of the Note is required to be adjusted as provided in this section, the Company shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Common Stock; and the Company shall mail to the Holder notice of such adjusted Conversion Price not later than the first business day after the event giving rise to the adjustment.

(j) Registration Rights. The Holder shall have registration rights in respect of the securities into which the Note is convertible as set forth in the Registration Rights Agreement dated as of November __, 2017 by and between the Company and the Holder (as the same may be amended from time to time in accordance therewith, the “Registration Rights Agreement”).

6. Payment.

(a) Payment and Application. All payments shall be made in lawful money of the United States of America at such place in the United States of America as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued and unpaid interest, and then to outstanding principal hereunder, with any excess returned to the Company.

(b) Voluntary Prepayment. The Company may prepay this Note in whole or in part, in cash, at any time following at least fifteen (15) and no more than sixty (60) days’ advance written notice to the Holder, without any premium or penalty of any kind, provided that (i) any payment of principal under this Section 6(b) shall be accompanied by a payment of accrued but unpaid (and not reduced or converted) interest thereon, (ii) the Holder shall retain all rights of conversion until the date of prepayment, notwithstanding the pendency of any prepayment notice, (iii) no prepayment may be made with respect to any amount after the Conversion Time with respect to such amount; (iv) if the Holder has delivered notice of conversion under clause (i) of Section 5(a), then the Company may not thereafter deliver notice of prepayment, except that if the notice of conversion specifies any event on which such conversion is contingent and such event will not occur on or prior to the Maturity Date, then the Company may again deliver notice of prepayment; and (v) if the Company has delivered a Change of Control Notice or the Holder has provided a Holder Notice, then the Company may not thereafter deliver notice of prepayment until such time as such Change of Control is abandoned.

(c) Collection and Other Costs. The Company agrees, subject only to any limitation imposed by applicable law, to pay all costs and expenses, including attorneys’ fees and disbursements, incurred by the Holder in endeavoring to collect any amounts payable hereunder or in connection with any enforcement or action under this Note or any bankruptcy, reorganization, receivership or other proceeding of the Company, including, without limitation, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note.

7. Miscellaneous.

(a) Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company, except (a) to an Affiliate of the Holder, or (b) in connection with a merger, consolidation, or sale of all or substantially all of the assets of the Holder. Subject to the preceding sentence, this Note may be transferred upon notice of the transfer to the Company. Interest and principal are payable only to the registered holder of this Note. “Affiliate” shall mean any entity controlling, controlled by, or under common control with the Holder.

(b) Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the Company and the Holder shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(c) Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth above, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(d) Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Holder and each transferee of this Note.

(e) Loss of Note. Upon receipt by the Company of an affidavit reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

(f) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issue Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the principal and interest of this Note, from the Issuance Date.

(g) Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

(h) Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

(i) Representation. The Company represents and warrants that its Board of Directors has taken all such actions as are necessary to ensure that all Common Stock issuable under this Note shall, upon issuance in accordance with the terms of this Note, be validly issued, fully paid and nonassessable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed as of the Issue Date.

Argos Therapeutics, Inc.

By:
Name:
Title:

Exhibit B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November __, 2017 by and among Argos Therapeutics, Inc., a Delaware corporation (the “Company”), and Saint-Gobain Plastics Performance Corporation, a California corporation (“Saint-Gobain”).

The parties hereby agree as follows:

1.       Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means shares of Common Stock or others securities issued or issuable upon the conversion of the Convertible Note.

“Convertible Note” means the convertible promissory note in the aggregate original principal amount of $2,360,000 issued to Saint-Gobain pursuant to the Satisfaction and Release Agreement, dated as of the date hereof, by and among the Company and Saint-Gobain (the “Satisfaction and Release Agreement”).

“Effective Date” has the meaning set forth in the Satisfaction and Release Agreement.

“Initial Common Shares” has the meaning set forth in the Satisfaction and Release Agreement.

“Investor” means Saint-Gobain and any Affiliate or permitted transferee of Saint-Gobain who is a subsequent holder of Registrable Securities.

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“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Initial Common Shares, (ii) the Conversion Shares and ,(iii) any other securities issued or issuable with respect to or in exchange for or replacement of the Initial Common Shares or the Conversion Shares, whether by merger, charter amendment, dividend, distribution or otherwise; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the Investor pursuant to Rule 144 under the 1933 Act.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” means true and complete copies of the Company’s filings pursuant to the 1934 Act, including the exhibits thereto.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.       Registration.

(a)       Registration Statements. Promptly following the Effective Date but no later than forty-five (45) days after the Effective Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that the Investor shall not be named as an “underwriter” in such Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Investor prior to its filing or other submission. If such a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to $10,000 for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to the Investor in cash no later than three (3) Business Days after the end of each 30-day period (the “Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full.

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(b)       Expenses. The Company will pay all expenses associated with the registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and the legal expenses of the Investor incurred in connection with the resale registration obligations of the Company, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold; provided, however, that the total legal expenses of the Investor for which the Company shall be liable shall not exceed $30,000.

(c)       Effectiveness; Maintenance.

(i)       The Company shall use best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall respond promptly to any and all comments made by the staff of the SEC on such Registration Statement, and shall submit to the SEC, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such requests. The Company shall notify the Investor by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) such Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the 60th day after the Filing Deadline; or (B) after such Registration Statement has been declared effective by the SEC, if such Registration Statement is not available to cover any sales of Registrable Securities registered by such Registration Statement including by reason of a stop order or the Company’s failure to update such Registration Statement, other than as a result of any Allowed Delay (as defined below), then the Company will make payments to the Investor if then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to $10,000 for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Such payments shall be made to the Investor in cash. Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Blackout Payment Date until such amount is paid in full.

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(ii)       For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days (which need not be consecutive) in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material nonpublic information giving rise to an Allowed Delay, (b) advise the Investor in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d)       Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires the Investor to be named as an “underwriter,” the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” The Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have its counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor. Any cut-back imposed on the Investor pursuant to this Section 2(d) shall be applied first to any of the Registrable Securities of the Investor as the Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investor otherwise agrees. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of the Registration Statement and its obligations to use best efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

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(e)       Other Registration Statements. Following the Effective Date, until the Registration Statement contemplated under this Agreement registering the Registrable Securities has been declared effective, the Company will not register any Company securities for sale or resale other than pursuant to such Registration Statement or pursuant to that certain Registration Rights Agreement, dated September 22, 2017, by and between the Company and Invetech Pty Ltd.

3.       Company Obligations. The Company will use best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)       use best efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction within a ninety (90) day period pursuant to Rule 144 under the 1933 Act (the “Effectiveness Period”) and advise the Investor promptly in writing when the Effectiveness Period has expired;

(b)       prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)       provide copies to and permit Investor’s legal counsel to review such Registration Statement and all amendments and supplements thereto in advance of their filing with the SEC and not file any document to which such counsel reasonably objects;

(d)       furnish to the Investor and its legal counsel (i) immediately after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than one (1) Business Day after the filing date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by such Registration Statement;

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(e)       use best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof;

(f)       use best efforts to register or qualify (unless an exemption from the registration or qualification exists) the Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions as are reasonably requested by the Investor and do any and all other acts or filings necessary or advisable to enable a distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(g)       immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)       use its best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on the OTC Bulletin Board, or (iii) if, despite the Company’s efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority as such with respect to such Registrable Securities;

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(i)       if requested by the Investor, as soon as practicable after receipt of notice from such Investor and subject to any Allowed Delay pursuant to Section 2(c)(ii), (i) incorporate in the Prospectus or post-effective amendment such information as the Investor reasonably requests to be included in the Registration Statement relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such Prospectus or post-effective amendment after being notified of the matters to be incorporated in such Prospectus or post-effective amendment;

(j)       in connection with an underwritten offering, enter into an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(k)       otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth full fiscal quarter following the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

(l)       with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction within a ninety (90) day period by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

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(m)       otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

4.       Obligations of the Investor.

(a)       The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor is to have any of the Registrable Securities included in such Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Investor is to have any of the Registrable Securities included in such Registration Statement. If the Investor fails to provide to the Company the information required by this Section 4(a) by such date, the Company shall not be obligated to include the Investor’s Registrable Securities in such Registration Statement until such information has been supplied by the Investor and the Filing Deadline shall be extended by the number of Business Days that transpired between such date the information was due and the date the information was supplied by the Investor.

(b)       The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)       The Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement, until the Investor is advised by the Company that such dispositions may again be made.

(d)       The Investor agrees that, on any trading day for the principal market on which the Common Stock is then listed (the “Principal Market”), it will not dispose of or agree to dispose of, whether or not pursuant to the Registration Statement, a number of shares of Registrable Securities in the aggregate that exceeds 7.5% of the weighted average daily trading volume of the Common Stock over the 20 consecutive trading days immediately preceding such trading day (as adjusted for stock dividends, stock splits, stock combinations, recapitalizations and similar events affecting the Common Stock), without the Company’s prior consent.

5.       Due Diligence Review; Information.

The Company shall make available, during normal business hours, for inspection and review by the Investor and advisors and representatives of the Investor and any underwriters (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the accuracy of the Registration Statement; provided that the Company shall have no obligation to provide such information or documentation (i) that the Company reasonably determines in good faith to be a trade secret or highly confidential information or (ii) to any such representative, advisor, underwriter, accountant or attorney unless and until such representative, advisor, underwriter, accountant or attorney has entered into a confidentiality agreement with the Company on terms satisfactory to the Company with respect to such information and documentation.

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6.       Indemnification.

(a)       Indemnification by the Company. The Company will indemnify and hold harmless the Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls, or is alleged to control, the Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in the Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) the omission or alleged omission to state, in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration to the extent Registrable Securities of the Investor were registered thereunder; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf pursuant to the Investor’s affirmative request under Section 3(f) hereof; and the Company will reimburse the Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor, or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, and provided further that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

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(b)       Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld). In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)       Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

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(d)       Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by a holder of Registrable Securities. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.       Preservation of Rights. The Company shall not enter into any agreement, take any action, or permit any change to occur with respect to its securities that violates or conflicts with the rights expressly granted to the Investor in this Agreement.

8.       Miscellaneous.

(a)       Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Investor to such amendment, action or omission.

(b)       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if sent by electronic mail during normal business hours of the recipient, then notice shall be deemed given when sent, and if not sent during normal business hours, then notice shall be deemed given on the recipient’s next business day, (iii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iv) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (v) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Argos Therapeutics, Inc.
4233 Technology Drive
Durham, North Carolina 27704
Attention: Chief Executive Officer
Fax: (919) 287-6336
E-mail: jabbey@argostherapeutics.com

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With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Stuart Falber
Fax: (617) 526-5000
E-mail: Stuart.Falber@wilmerhale.com

If to the Investor:

Saint-Gobain Performance Plastics Corporation.
20 Moores Road
Malvern, Pennsylvania 19355
Attention: John Pettibone
E-mail: John.S.Pettibone@saint-gobain.com

(c)       Assignments and Transfers by Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its respective successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of the Convertible Note or the Registrable Securities by the Investor to such person, provided that the Investor complies with all laws applicable thereto and the provisions of the Satisfaction and Release Agreement, provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.

(d)       Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock or Conversion Shares are converted or exchanged into the securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction or issued or issuable upon conversion of the Convertible Note unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction.

(e)       Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)       Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

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(g)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i)       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)       Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	ARGOS THERAPEUTICS, INC.

By:
Name:
Title:

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INVESTOR:	SAINT-GOBAIN PERFORMANCE PLASTICS CORPORATION

By:
Name:
Title:

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Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

– ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

– block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

– purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

– an exchange distribution in accordance with the rules of the applicable exchange;

– privately negotiated transactions;

– short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

– through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

– broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

– a combination of any such methods of sale; and

– any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction within a ninety (90) day period pursuant to Rule 144 of the Securities Act.